ALLEN ORGAN COMPANY


     Exhibit  21 - Subsidiaries of the Registrant


     Subsidiaries Name                     State of Incorporation

     Rocky Mount Instruments, Inc.            North Carolina

     Allen  Organ International, Inc.         US Virgin Islands

     VIR, Inc.                                Pennsylvania

     Eastern Research, Inc.                   New Jersey

     Linear Switch Corporation                New Jersey


     All subsidiaries do business under their respective names listed above.